Exhibit 10.2

WONDER AUTO TECHNOLOGY, INC.
INDEPENDENT DIRECTOR’S CONTRACT

THIS AGREEMENT (The “Agreement”) is made as of the 23rd day of March, 2007 and is by and between Wonder Auto Technology, Inc., a Nevada corporation (hereinafter referred to as “Company”) and David Murphy (hereinafter referred to as “Director”).

BACKGROUND

The Board of Directors of the Company desires to appoint Director to fill an existing vacancy and to have the Director perform the duties of independent director and Director desires to be so appointed for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, Company and Director hereby agree as follows:

1. DUTIES. The Company requires that the Director be available to perform the duties of an independent director as described in the Company’s Handbook for Prospective Directors and such other duties customarily related to this function as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company’s constituent instruments, including its certificate or articles of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including the Nevada General Corporation Law. Director agrees to devote as much time as is necessary to perform completely the duties as Director of the Company, including duties as a member of the Audit Committee and such other committees as the Director may hereafter be appointed to. The Director will perform such duties described herein in accordance with the general fiduciary duty of Directors arising under the Nevada General Corporation Law and Chapter 78 of the Nevada Revised Statutes.

2. TERM. The term of this Agreement shall commence as of the date of the Director’s appointment by the board of directors of the Company (in the event the Director is appointed to fill a vacancy) or the date of the Director’s election by the stockholders of the Company and shall continue until the Director’s removal or resignation. Each 12-month period ending on the anniversary date of the Director’s appointment is a “Service Year.”

3. COMPENSATION. For all services to be rendered by Director in any capacity hereunder, the Company agrees to (i) pay Director a fee of $20,000 in cash per Service Year payable in equal quarterly installments (the “Base Cash Compensation”) throughout the Company’s fiscal year; and (ii) in any Service Year in which the Company consummates either (a) a registered public offering by it of its shares for its own account for cash or (b) a resale registration of shares on behalf of investors who purchased Company securities in a private placement for cash, but only if such placement occurred during that Service Year or a prior Service Year of the Director (a “Registered Offering”), grant and issue to Director (as additional non-cash compensation for his services as director in lieu of additional cash director compensation and expressly not as compensation for any services in connection with any Company offering, which services are not being offered or provided by the Director) such number of shares having a fair market value (calculated as determined below) equal to the aggregate value of the Base Cash Compensation to be paid to the Director for the Service Year in which the registration statement for the Registered Offering is first declared effective. The fair market value of the shares to be issued to the Director shall be the initial offering price of the Company’s shares in the Registered Offering. The shares issued to the Director shall bear restrictive legends and shall be saleable and transferable only in accordance with SEC Rule 144, but may be registered for resale on Form S-8 or S-3 if and when determined by the full Board of Directors of the Company. In the event a Registered Offering is not effected during a Service Year, an amount equal to the Base Cash Compensation amount shall be paid to the Director in cash at the end of the Service Year in lieu of any share grant. If the Director does not serve on the Board of Directors for at least 12 months prior to the effectiveness of the Registered Offering, the total number of shares granted to the Director will be reduced on a pro rata basis to reflect time actually served on the Board of Directors prior to the effectiveness of the Registered Offering. The initial year’s Base Cash Compensation is considered earned when paid and is nonrefundable. Upon execution of this Agreement, the Company shall pay to the Director a pro rata portion of the initial Service Year’s Base Cash Compensation described above (pro-rated for the remaining portion of the Company’s then-current fiscal year). Thereafter, payment shall be due on or before the first business day of the Company’s next fiscal year and in succeeding fiscal quarters as described above. Such Base Compensation and grant shares may be adjusted from time to time as agreed by the parties.

4. EXPENSES. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse Director for pre-approved reasonable business related expenses incurred in good faith in the performance of Director’s duties for the Company. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5. CONFIDENTIALITY. The Company and Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company (“Confidential Information”). Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

6. NON-COMPETE. During the Term and for a period of twelve (12) months following the Director’s removal or resignation from the Board of Directors of the Company or any of its Subsidiaries or Affiliates (the "Restricted Period"), the Director shall not, directly or indirectly, (i) in any manner whatsoever engage in any capacity with any business competitive with the Company's current lines of business or any business then engaged in by the Company, any of its Subsidiaries or any of its Affiliates (the "Company's Business") for the Director’s own benefit or for the benefit of any person or entity other than the Company or any Subsidiary or Affiliate; or (ii) have any interest as owner, sole proprietor, shareholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any business competitive with the Company's Business; provided, however, that the Director may hold, directly or indirectly, solely as an investment, not more than one percent (1%) of the outstanding securities of any person or entity which are listed on any national securities exchange or regularly traded in the over-the-counter market notwithstanding the fact that such person or entity is engaged in a business competitive with the Company's Business. In addition, during the Restricted Period, the Director shall not develop any property for use in the Company's Business on behalf of any person or entity other than the Company, its Subsidiaries and Affiliates.

7. TERMINATION. With or without cause, the Company and Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to Director the compensation and expenses due up to the date of the termination. If the director voluntarily resigns prior to October 1st of any year after the first year of this agreement, the Company shall be entitled to receive, upon written request by the Company, a prorated refund of the portion of the Base Cash Compensation that relates to the period after the termination date. Such written request must be submitted within ninety (90) days of the termination date. Nothing contained herein or omitted herefrom shall prevent the shareholder(s) of the Company from removing Director with immediate effect at any time for any reason.

8. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless Director, to the full extent allowed by the law of the State of Nevada, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of stockholders or disinterested directors or otherwise, both as to action in Director’s official capacity and as to action in another capacity while holding such office. The Company and the Director are executing the Indemnification Agreement in the form attached hereto as Exhibit A.

9. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

10. NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission and if by fax to 202.318.2502.

11. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Nevada without reference to that state’s conflicts of laws principles.

12. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

13. MISCELLANEOUS. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the within Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

14. ARTICLE HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

16. ENTIRE AGREEMENT. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director’s Contract to be duly executed and signed as of the day and year first above written.

WONDER AUTO TECHNOLOGY, INC.

By:	/s/ Qingjie Zhao
Name: Qingjie Zhao
Title: CEO and President

INDEPENDENT DIRECTOR

By:	/s/ David Murphy
Name: David Murphy